Exhibit 15.1

August 9, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 9, 2006 on our review of interim financial information of Stratus Properties Inc. for the three and six month periods ended June 30, 2006 and 2005 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statements on Form S-8 (File Nos. 33-78798, 333-31059, 333-52995 and 333-104288).

Yours very truly,

/s/ PricewaterhouseCoopers LLP